UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

BECTON, DICKINSON AND COMPANY

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-4802 (Commission File Number)	22-0760120 (I.R.S. Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey 07417-1880
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 847-6800

N/A (Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	BDX	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
3.519% Notes due February 8, 2031	BDX31	New York Stock Exchange
3.828% Notes due June 7, 2032	BDX32A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On February 9, 2026 (the “Closing Date”), Becton, Dickinson and Company, a New Jersey corporation (the “Company” or “BD”), and Waters Corporation, a Delaware corporation (“Waters”), announced that they consummated the previously announced spin-off of the Company’s Biosciences and Diagnostic Solutions business (the “Biosciences and Diagnostics Solutions Business”) and combination of the Biosciences and Diagnostics Solutions Business with Waters (the “Closing”). In accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of July 13, 2025 (the “Merger Agreement”), by and among the Company, Waters, Augusta SpinCo Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“SpinCo”), and Beta Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Waters (“Merger Sub”), and the Separation Agreement, dated as of July 13, 2025 (the “Separation Agreement”), by and among the Company, Waters, and SpinCo, as amended by that certain Amendment No. 1, by and among the Company, Waters, and SpinCo, dated as of February 9, 2026, (1) the Company transferred, and SpinCo accepted and assumed, all of the rights, titles and interests to and under certain assets and liabilities relating to the Biosciences and Diagnostics Solutions Business such that the Biosciences and Diagnostics Solutions Business was separated from the remainder of the Company’s businesses (the “Separation”), (2) following the Separation, the Company distributed, on a pro rata basis (the “Distribution”), one share of SpinCo common stock, par value $0.01 per share (“SpinCo Common Stock”), to each holder of Company common stock (other than any subsidiary of the Company) as of the close of business on February 5, 2026 (the “Record Date”, and such holders of Company common stock as of the Record Date, the “Record Date Company Shareholders”) and (3) following the Distribution, Merger Sub merged with and into SpinCo, with SpinCo as the surviving entity (the “Merger” and, together with the Separation and the Distribution, the “Transactions”), and each share of SpinCo Common Stock (except for any such shares held as treasury stock, or held by the Company, SpinCo or any subsidiary of the Company, if any, which shares were canceled) was converted into the right to receive 0.135343148384084 shares of common stock, $0.01 par value per share, of Waters (“Waters Common Stock”). In addition, pursuant to the terms of the Separation Agreement, prior to the Distribution and the Merger, SpinCo made a cash payment to the Company of $4 billion. Upon completion of the Distribution and the Merger, Waters issued 38,541,851 shares of Waters Common Stock to the Record Date Company Shareholders. As a result of the Merger, Merger Sub ceased to exist as a separate legal entity, and SpinCo became a wholly owned subsidiary of Waters.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Transactions and in accordance with the Merger Agreement and the Separation Agreement, the Company, Waters and SpinCo entered into the following additional agreements:

Tax Matters Agreement

The Company, Waters and SpinCo entered into a Tax Matters Agreement (the “Tax Matters Agreement”), which governs the parties’ respective rights, responsibilities and obligations with respect to taxes of the Company, SpinCo and their respective subsidiaries (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Separation or the Distribution to qualify for their intended tax treatment), as well as tax benefits and attributes of, the preparation and filing of tax returns for, the control of audits and other tax proceedings related to, and assistance and cooperation in respect of tax matters related to the Company, SpinCo and their respective subsidiaries.

Employee Matters Agreement

The Company, Waters and SpinCo entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with respect to the transfer of the employment of certain employees of the Company and of the Biosciences and Diagnostics Solutions Business and related matters, including the allocation among the parties of assets, liabilities and responsibilities with respect to terms of employment, benefit plan transition and related coverage and other compensation and labor matters, as well as responsibility for employee and benefit plan liabilities for certain current and former employees of the Company and of the Biosciences and Diagnostics Solutions Business.

Intellectual Property Matters Agreement

The Company, Waters and SpinCo entered into an Intellectual Property Matters Agreement (the “Intellectual Property Matters Agreement”), pursuant to which the Company and Waters each granted the other a worldwide, fully paid, royalty-free, irrevocable, nonexclusive license under the intellectual property owned by the licensor and used in the operation of the licensee’s business to use, make, have made, and sell the licensee’s products in the licensee’s existing field of business. In addition, the Company granted Waters a worldwide, fully-paid, royalty-free, irrevocable, exclusive license to three patent families owned by the Company which relate to R&D-stage technology for devices and systems that enable the metered collection of biological fluids into evacuated collection devices for use within the field of the Biosciences and Diagnostics Solutions Business.

Transition Services Agreement

The Company, Waters and SpinCo entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which the Company will provide certain services to SpinCo on a transitional basis to facilitate the transition of the Biosciences and Diagnostics Solutions Business to Waters. The Company will provide to SpinCo various services (including HR, sales and marketing, finance and IT) for a duration ranging from three months up to 24 months.

Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Tax Matters Agreement, Employee Matters Agreement, Intellectual Property Matters Agreement and Transition Services Agreement, as applicable, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Transactions, and effective as of the Closing, Claire M. Fraser, Ph.D., resigned as a director of the Company and was appointed to the Waters board of directors. As a result of Dr. Fraser’s resignation, the size of the board of directors of the Company was reduced to twelve directors. The board of directors of the Company currently consists of William M. Brown, Carrie L. Byington, R. Andrew Eckert, Gregory J. Hayes, Jeffrey W. Henderson, Robert L. Huffines, Christopher Jones, Thomas E. Polen, Timothy M. Ring, Bertram L. Scott, Joanne Waldstreicher and Jacqueline Wright.

Item 7.01.	Regulation FD Disclosure.

On February 9, 2026, the Company issued a press release announcing the completion of the Transactions, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall neither be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

On February 6, 2026, in connection with the completion of the Transactions, the Company received a cash distribution from SpinCo of $4 billion. The Company expects to use $2 billion of the cash distribution for share repurchases through an accelerated share repurchase program and the remaining $2 billion for debt repayments. Both initiatives are expected to be executed in the near term, subject to market conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Separation Agreement, dated as of July 13, 2025, by and among Becton, Dickinson and Company, Waters Corporation and Augusta SpinCo Corporation (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Becton, Dickinson and Company on July 14, 2025).*

2.2	Amendment No. 1 to Separation Agreement, dated as of February 9, 2026, by and among Becton, Dickinson and Company, Waters Corporation and Augusta SpinCo Corporation.*

2.3	Agreement and Plan of Merger, dated as of July 13, 2025, by and among Becton, Dickinson and Company, Augusta SpinCo Corporation, Waters Corporation and Beta Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Becton, Dickinson and Company on July 14, 2025).*

10.1	Tax Matters Agreement, dated as of February 9, 2026, by and among Becton, Dickinson and Company, Waters Corporation and Augusta SpinCo Corporation.*

10.2	Employee Matters Agreement, dated as of February 9, 2026, by and among Becton, Dickinson and Company, Waters Corporation, and Augusta SpinCo Corporation.*

10.3	Intellectual Property Matters Agreement, dated as of February 9, 2026, by and among Becton, Dickinson and Company, Waters Corporation and Augusta SpinCo Corporation.*

10.4	Transition Services Agreement, dated as of February 9, 2026, by and among Becton, Dickinson and Company, Waters Corporation and Augusta SpinCo Corporation.*

99.1	Press Release, dated February 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) and/or 601(b)(2) of Regulation S-K. Becton, Dickinson and Company agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Becton, Dickinson and Company

By:	/s/ Stephanie M. Kelly
Name:	Stephanie M. Kelly
Title:	Chief Securities and Governance Counsel, Corporate Secretary

Dated: February 9, 2026